UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2009

BAKBONE SOFTWARE INCORPORATED

(Exact name of registrant as specified in its charter)

Canada	000-12230	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9540 Towne Center Drive, Suite 100

San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 450-9009

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Effective May 7, 2009, Richard N. Frasch was appointed as a member of the BakBone Software Incorporated (the “Company”) board of directors by the holders of the Company’s Series A Preferred shares. A copy of the press release announcing the appointment is attached hereto as Exhibit 99.1.

Richard N. Frasch, 57, is former vice president of business development and legal affairs for GlobiTech Holding Company, a holding company for epitaxial wafering companies headquartered in Texas, where he served from December 2005 through the sale of that company’s main operating subsidiary and the dissolution of the holding company in late 2008. Prior to GlobiTech, Mr. Frasch served as a managing director at KLM Capital Group, an international venture capital firm, where he focused on high technology investments in the U.S. and Asia from October 1998 to November 2005. Mr. Frasch has also worked in a variety of executive positions including as a managing director and general counsel of Talegen Holdings, Inc., a group of property and casualty insurance companies previously owned by Xerox Corporation, as well as Pettit & Martin and Chickering & Gregory, two San Francisco-based law firms. Mr. Frasch has a B.A. degree from Claremont Men’s College, where he graduated magna cum laude, and a J.D. degree from the University of California at Berkeley.

(e) On May 7, 2009, the Company’s board of directors amended the Company’s 2003 Stock Option Plan. The amended plan permits the Company to make equity-based awards to employees, officers and directors. The total number of shares reserved for issuance under the amended plan is not changed by the amendment. The amended and restated plan, now titled the BakBone Software Incorporated 2003 Equity Incentive Plan, is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	BakBone Software Incorporated 2003 Equity Incentive Plan.

99.1	Press Release of BakBone Software Incorporated dated May 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKBONE SOFTWARE INCORPORATED

May 13, 2009	By:	/s/ Steven R. Martin
Steven R. Martin
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	BakBone Software Incorporated 2003 Equity Incentive Plan.

99.1	Press Release of BakBone Software Incorporated dated May 13, 2009.